UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2019

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4242 Campus Point Court, Suite 500 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2019 Base Salary and Target Bonus Information

On February 12, 2019, the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved base salaries (including certain increases) and target performance bonus amounts for our executive officers (other than for Martin J. Duvall, our Chief Executive Officer), each for fiscal year 2019 and, on February 14, 2019, the Board, based on the recommendation of the Compensation Committee, approved the base salary and target performance bonus amount for Mr. Duvall for fiscal year 2019. The increases in base salary are effective as of March 1, 2019. The following table sets forth the amounts approved for our named executive officers:

Name	Title	2019 Base Salary	2019 Target Bonus (% of Base Salary)
Martin J. Duvall	Chief Executive Officer	$515,000	50%
Mark Foletta	Executive Vice President, Chief Financial Officer	$390,000	40%

2018 Incentive Cash Bonus Payments

On February 12, 2019, the Compensation Committee approved 2018 incentive cash bonus payments to our executive officers (other than for Mr. Duvall) under our Annual Incentive Plan based on an assessment of both corporate and individual performance, as applicable, during 2018 and, on February 14, 2019, the Board, based on the recommendation of the Compensation Committee, approved a 2018 incentive cash bonus payment to Mr. Duvall under our Annual Incentive Plan based on an assessment of corporate performance during 2018. The 2018 cash bonuses approved for our named executive officers were as follows:

Name	Title	2018 Cash Bonus
Martin J. Duvall	Chief Executive Officer	$270,932
Mark Foletta	Executive Vice President, Chief Financial Officer	$160,688

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: February 15, 2019	By:	/s/ Mark Foletta
Mark Foletta
Executive Vice President, Chief Financial Officer